Exhibit 99.1

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Reports 2005 was Third Consecutive Record-Breaking Sales Year

2005 Record Sales Increase 25% over 2004 and Record Fourth Quarter 2005 Sales Increase 20% over Fourth Quarter 2004

Keystone Heights, FL – January 10, 2006 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) is pleased to announce that the preliminary unaudited estimated sales for the year ended December 31, 2005 were a record-breaking, all-time corporate high of $8,434,000, a solid increase of 25% over the sales for 2004 of $6,740,000.

For the three months ended December 31, 2005, preliminary unaudited estimated sales were $2,141,000, which is a record-breaking, all-time corporate best fourth quarter and the second best quarter in the history of the Company. Sales for the fourth quarter 2005 exceeded sales for the three months ended December 31, 2004, of $1,787,000 by 20%.

“We are extremely pleased with our sales results for the year 2005 and we are very proud of the job our entire team has done this year. The $8.43 million in sales represented our third consecutive year of reporting record sales. The fourth quarter sales represented the third consecutive quarter with over two million in sales and marked the thirteenth quarter out of the last fourteen with year-over-year quarterly sales increases,” commented Joe McGuire, Chief Financial Officer.

“We believe that our actions, both strategic and tactical, have put American Access in a much better position today than it has been over the last few years. Current trends and indications lead us to anticipate that 2006 will result in our fourth consecutive year of record sales. While preliminary unaudited results indicate that the fourth quarter of 2005 did not generate the $60,000 in net income needed to achieve profitability in 2005, our progress towards that goal was substantial. We anticipate price increases planned for 2006 will enable us to reach this goal in 2006. We enter the new year well positioned to continue with our corporate mission to increase our revenues, control our expenses, increase shareholders’ value and achieve our fourth consecutive best year in our history,” added McGuire.

Detailed information on financial results for the year ended December 31, 2005 will be included in the Company’s audited Annual Report on Form 10-KSB that will be filed with the Securities and Exchange Commission in approximately 60 to 75 days. The preliminary sales results noted above are subject to revision.

About American Access Technologies, Inc.

American Access Technologies, Inc. manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. The Omega Metals division manufactures proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and U.S. government contractors.

Our Company SEC filings, news and product/service information are available at www.aatk.com.

Cautionary Note Concerning Forward-Looking Statements: This press release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding future revenues and profits. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues and profits will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, conditions and financial trends may affect the Company’s revenues, operating results and financial position. Prospective investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in the Company’s SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied therein will not be realized.